Filed Pursuant To Rule 433

Registration No. 333-275079

January 30, 2024

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Headlines

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Grayscale Bitcoin Trust ETF
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Available Today: GBTC
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Ticker: GBTC
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Invest in Bitcoin Through GBTC
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Bitcoin Exposure with GBTC
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GBTC: The Premier Bitcoin ETF
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Bitcoin Investing Begins Here

Descriptions

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Size, liquidity, track record. GBTC is the world's premier spot Bitcoin ETF.
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Available through your brokerage account today - Grayscale Bitcoin Trust ETF.
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Access Bitcoin through a familiar, reliable investment wrapper.
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The world's largest Bitcoin ETF by AUM as of 1/11/24.

Filed Pursuant To Rule 433

Registration No. 333-275079

January 30, 2024

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.